SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                            _______________________


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 3, 2004


                             TRANS-LUX CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     Delaware                      1-2257                 13-1394750
-------------------------------------------------------------------------------
(State or other jurisdiction     (Commission            (I.R.S.  Employer
  of incorporation)               File Number)         Identification No.)


                  110 Richards Avenue, Norwalk, CT  06856-5090
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:  (203) 853-4321
      -------------------------------------------------------------------
         (Former name or former address, if changed since last report.)






Item 5.    Other Events

    On June 3, 2004 Trans-Lux Corporation entered into a sale/leaseback of its Norwalk, Connecticut headquarters to a third party investor. The sale price was $8,080,000, of which $5,500,000 was paid at closing and $2,580,000 is payable four years from closing. Trans-Lux leased back the entire property for four years, after which a three-year lease for part of the building will take effect. The balance of the purchase price is secured by a purchase money mortgage subordinate to a $3,500,000 first mortgage in favor of the purchaser's lender. In conjunction with the sale, Trans-Lux prepaid $4,900,000 of its long-term debt with its senior lenders. The transaction will result in a significant gain, which will be recognized over the term of the leases. The financial results of the transaction will be disclosed in the quarter ending June 30, 2004.


Item 7.    Financial Statements and Exhibits

           (c) Exhibits.

           14(a) Second Amendment to the Commercial Loan and Security Agreement among Trans-Lux Corporation, People's Bank, The Bank of New York and People's Bank, as agent.

           14(b) Four Year Lease Agreement between Trans-Lux Corporation and 110
                 Richards Avenue, LLC.


                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TRANS-LUX CORPORATION



                                   By: /s/ Angela D. Toppi
                                       ------------------------
                                       Angela D. Toppi
                                       Executive Vice President
                                       and Chief Financial Officer


Date:  June 10, 2004